As filed with the Securities and Exchange Commission on May 25, 2000
                                     Registration Statement No. 333-36438

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            -----------------
                             AMENDMENT NO. 1

                                    TO
                                 FORM S-3

                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                            -----------------
                          HARCOURT GENERAL, INC.
          (Exact name of Registrant as specified in its charter)

                     Delaware                           04-1619609
          (State or other jurisdiction of            (I.R.S. Employer
          incorporation or organization)            Identification No.)

                           27 Boylston Street
                        Chestnut Hill, MA  02467
                             (617) 232-8200
          (Address, including zip code, and telephone number,
   including area code, of Registrant's principal executive offices)
                            -----------------
                            Eric P. Geller,
                         Senior Vice President,
                     General Counsel and Secretary
                         Harcourt General, Inc.
                           27 Boylston Street
                        Chestnut Hill, MA  02467
                             (617) 232-8200
       (Name, address, including zip code, and telephone number,
               including area code, of agent for service)
                            -----------------

                                Copy to:

                          Rise B. Norman, Esq.
                       Simpson Thacher & Bartlett
                          425 Lexington Avenue
                     New York, New York 10017-3954
                            -----------------
                             (212) 455-2000

     Approximate date of commencement of proposed sale to the public:
From time to time after the Registration Statement becomes effective as determined by market conditions and other factors.
                            -----------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /--/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /--/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /--/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /--/

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
































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

                             EXPLANATORY NOTE

     This Amendment No. 1 to the Form S-3 Registration Statement is being filed for the sole purpose of filing additional exhibits.

PART II   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses Of Issuance And Distribution

     The following is an itemization of all fees and expenses incurred or expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All but the Securities and Exchange Commission registration fee and the New York Stock Exchange filing fee are estimates and remain subject to future contingencies.

     Securities and Exchange Commission
      registration fee . . . . . . . . . . . . . . . . . . . . $ 20,328.75
     Legal fees and expenses . . . . . . . . . . . . . . . . .  125,000.00
     Accounting fees and expenses. . . . . . . . . . . . . . .   30,000.00
     New York Stock Exchange filing fee. . . . . . . . . . . .    6,000.00
     Printing and engraving fees . . . . . . . . . . . . . . .    1,000.00
     Blue Sky fees and expenses. . . . . . . . . . . . . . . .    5,000.00
     Miscellaneous expenses. . . . . . . . . . . . . . . . . .    3,671.25
                                                               -----------
      Total. . . . . . . . . . . . . . . . . . . . . . . . . . $191,000.00
                                                               ===========


Item 15.  Indemnification Of Directors And Officers

     Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     The By-laws of the Registrant contain provisions to the effect that each director or officer of the Registrant and persons serving at the request of the Registrant as a director, officer, employee or agent of another organization shall be indemnified by the Registrant against liabilities and expenses in connection with any legal proceedings to which he may be made a party or with which he may become involved or threatened by reason of his position with the Registrant or such other organization. The provisions include indemnification with respect to matters covered by a settlement. Any such indemnification shall

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

be made only if our board determines by a majority vote of a quorum consisting OF directors who were not parties to such action (or, if such quorum is not obtainable, or if our board directs, by independent legal counsel) or by the stockholders, that indemnification is proper in the circumstances because the person seeking indemnification has met applicable standards of conduct. It must be determined that the director, officer or other person acting at the request of the Registrant acted in good faith with the reasonable belief that his action was in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

     The Registrant has a directors and officers liability insurance policy covering certain liabilities that may be incurred by its directors and officers.

     Any agreement with underwriters or agents may contain provisions providing for the indemnification of the Registrant and certain of its directors and officers in certain circumstances.

Item 16.  Exhibits

     The following exhibits are filed as part of this registration statement:

Exhibit No.            Description
----------             -----------

  1.1*   Equity Swap Agreement, dated April 20, 2000.

  1.2*   Purchase Agreement, dated April 20, 2000.

  4.2*   Form of Common Stock Certificate.

   5     Opinion of Eric P. Geller, Esq. as to the legality of the Common Stock.

  23.1*  Consent of Deloitte & Touche LLP.

  23.2   Consent of Eric P. Geller, Esq., included in Exhibit 5.

  24*    Powers of Attorney, included on pages II-5-6 of this Registration
         Statement.
   -------------------
   *  Previously filed.

Item 17.  Undertakings

(a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;



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

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in

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

the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Amendment No. 1 to Form S-3 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, the Commonwealth of Massachusetts, on May 24, 2000.

                                              Harcourt General, Inc.

                                          By: /s/   Brian J. Knez*
                                              ---------------------------------
                                              Name:  Brian J. Knez
                                              Title: President and
                                                     Co-Chief Executive Officer

                                          By: /s/    Robert A. Smith*
                                              ---------------------------------
                                              Name:  Robert A. Smith
                                              Title: President and
                                                     Co-Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

           Signature                       Title                    Date
           ---------                       -----                    ----

Principal Executive
Officers:
                                  President and Co-Chief        May 24, 2000
/s/    Brian J. Knez*               Executive Officer
------------------------
       Brian J. Knez

                                  President and Co-Chief        May 24, 2000
/s/    Robert A. Smith*             Executive Officer
------------------------
       Robert A. Smith


Principal Financial
Officer:

                                 Senior Vice President and      May 24, 2000
/s/   John R. Cook             Chief Financial Officer
------------------------
      John R. Cook



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

Principal Accounting
Officer:

                                    Vice President and          May 24, 2000
/s/   Catherine N. Janowski*             Controller
----------------------------
      Catherine N. Janowski


Directors:

                                                                May 24, 2000
 /s/  Richard A. Smith*
----------------------------
      Richard A. Smith

                                                                May 24, 2000
/s/   William F. Connell*
----------------------------
      William F. Connell

                                                                May 24, 2000
/s/   Gary L. Countryman*
----------------------------
      Gary L. Countryman

                                                                May 24, 2000
/s/   Jack M. Greenberg*
----------------------------
      Jack M. Greenberg

                                                                May 24, 2000
/s/    Brian J. Knez*
----------------------------
       Brian J. Knez

                                                                May 24, 2000
/s/    Jeffrey R. Lurie*
----------------------------
       Jeffrey R. Lurie

                                                                May 24, 2000
/s/    Lynn Morley Martin*
----------------------------
       Lynn Morley Martin

                                                                May 24, 2000
/s/    Maurice Segall*
----------------------------
       Maurice Segall



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

                                                                May 24, 2000
/s/    Robert A. Smith*
----------------------------
       Robert A. Smith

                                                                May 24, 2000
/s/    Paula Stern*
----------------------------
       Paula Stern

                                                                May 24, 2000
/s/    Hugo Uyterhoeven*
----------------------------
       Hugo Uyterhoeven

                                                                May 24, 2000
/s/    Clifton R. Wharton,Jr.*
------------------------------
       Clifton R. Wharton, Jr.


*By:  /s/   Eric P. Geller
      -------------------------
            Eric P. Geller
            Attorney-in-fact


*By: /s/    John R. Cook
      -------------------------
            John R. Cook
            Attorney-in-fact

























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